EXHIBIT 4.32

January 25, 2023

Helix Energy Solutions Group, Inc.

3505 W. Sam Houston Pkwy N, Suite 400

Houston, Texas 77043

Attention: Erik Staffeldt

RE:

LOAN, SECURITY AND GUARANTY AGREEMENT dated as of September 30, 2021 (as amended, modified or supplemented from time to time, the “Loan Agreement”), among HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (“Helix”), HELIX WELL OPS INC., a Texas corporation (“Well Ops”), HELIX ROBOTICS SOLUTIONS, INC., a Texas corporation (“Robotics”), DEEPWATER ABANDONMENT ALTERNATIVES, INC., a Texas corporation (“Deepwater”), ALLIANCE OFFSHORE, L.L.C., a Louisiana limited liability company (“Alliance Offshore”), TRITON DIVING SERVICES LLC, a Louisiana limited liability company (“Triton”), ALLIANCE ENERGY SERVICES LLC, a Louisiana limited liability company (“Alliance Energy” and together with Helix, Well Ops, Robotics, Alliance Offshore and Triton, each a “U.S. Borrower” and collectively, “U.S. Borrowers”), HELIX WELL OPS (U.K.) LIMITED, a company incorporated in Scotland with company number SC231293 and having its registered office address at 13 Queen’s Road, Aberdeen, AB15 4YL (“Well Ops U.K.”), HELIX ROBOTICS SOLUTIONS LIMITED, a company incorporated in Scotland with number SC210524 and having its registered office address at 13 Queen’s Road, Aberdeen, AB15 4YL (“Robotics U.K.”, and together with Well Ops U.K., each a “U.K. Borrower” and collectively, “U.K. Borrowers”; and the U.K. Borrowers and U.S. Borrowers collectively, the “Borrowers”), the Guarantors named therein, the financial institutions party to the Loan Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent and as security trustee for the Lenders (in such capacity, “Agent”).  Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

Ladies and Gentlemen:

Obligors have requested that the Issuing Banks reallocate their subdivision of the Letter of Credit Subline.  The Issuing Banks have agreed to such reallocation on the terms of this Letter Agreement.

1.Letter of Credit Subline.  Clause (a) of the definition of “Letter of Credit Subline” set forth in Section 1.1 of the Loan Agreement is hereby amended as follows:

“(a) $10,000,000 (which is subdivided $5,500,000 for Bank of America and $4,500,000 for Wells Fargo Bank, National Association) and”.

2.Conditions to Effectiveness.  This Letter Agreement shall become effective upon the Agent’s receipt of duly executed counterparts of this Letter Agreement from the Obligors, the Agent and the Required Lenders.
3.Ratification of Loan Documents and Collateral. Except as modified by this Letter Agreement, each Obligor hereby ratifies, reaffirms and agrees that each of the Loan Documents, and the

Liens and security interests created thereby in favor of the Agent, for the benefit of the Lenders, in the Collateral, are and will remain in full force and effect and binding on such Obligor, and are enforceable in accordance with their respective terms and applicable law.  Without limitation to the foregoing, the Borrowers hereby ratify and confirm the Loan Agreement and all of their debts and obligations to the Agent and the Lenders thereunder, and each Guarantor hereby ratifies and confirms its Guaranty and all of its debts and obligations to the Agent and the Lenders thereunder.

4.Miscellaneous.
(a)The Borrowers agree to pay promptly after demand all reasonable and documented fees and expenses incurred by the Agent (including reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation and execution of this Letter Agreement and all related documents in the manner set forth in the Loan Agreement.
(b)This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of NEW YORK.
(c)This Letter Agreement may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Letter Agreement unless and until a counterpart hereof has been executed by the Obligors, the Agent and the Required Lenders. Delivery of an executed signature page of this Letter Agreement by fax or other electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.
(d)This Letter Agreement constitutes a “Loan Document” as such term is defined in the Loan Agreement, and all of the terms and provisions of the Loan Agreement relating to Loan Documents shall apply hereto.

Please evidence your agreement to this letter by executing a counterpart hereof where indicated and returning a fully executed counterpart.

[Signature Pages Follow]

AGENT AND LENDERS:
BANK OF AMERICA, N.A., as Agent, an Issuing Bank and a U.S. Lender
By:	/s/ Alexandra Mills
Name:	Alexandra Mills
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its London Branch), as a U.K. Lender
By:	/s/ Alexandra Mills
Name:	Alexandra Mills
Title:	Vice President

Signature Page to Letter Agreement – Helix

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and a U.S. Lender
By:	/s/ Kathryn Williams
Name:	Kathryn Williams
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION (acting through its London Branch), as a U.K. Lender
By:	/s/ N. B. Hogg
Name:	N. B. Hogg
Title:	Authorised Signatory

Signature Page to Letter Agreement – Helix

BORROWERS:

HELIX ENERGY SOLUTIONS GROUP, INC.
By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Executive Vice President and Chief Financial Officer

HELIX WELL OPS INC.
By:	/s/ Ken Neikirk
	Name:	Ken Neikirk
	Title:	Vice President and Secretary

HELIX ROBOTICS SOLUTIONS, INC.
By:	/s/ Ken Neikirk
	Name:	Ken Neikirk
	Title:	Vice President and Secretary

DEEPWATER ABANDONMENT ALTERNATIVES, INC.
By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Vice President and Treasurer

HELIX WELL OPS (U.K.) LIMITED
By:	/s/ Ken Neikirk
	Name:	Ken Neikirk
	Title:	Director

Signature Page to Letter Agreement – Helix

HELIX ROBOTICS SOLUTIONS LIMITED
By:	/s/ Ken Neikirk
	Name:	Ken Neikirk
	Title:	Director

ALLIANCE OFFSHORE LLC
By:	Alliance Maritime Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

	By:	/s/ Erik Staffeldt
		Name:	Erik Staffeldt
		Title:	Vice President and Treasurer

TRITON DIVING SERVICES LLC
By:	Whitney Clare Holdings, LLC, its sole member
By:	Alliance Special Ventures Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

	By:	/s/ Erik Staffeldt
		Name:	Erik Staffeldt
		Title:	Vice President and Treasurer

ALLIANCE ENERGY SERVICES LLC
By:	Alliance Industry Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

	By:	/s/ Erik Staffeldt
		Name:	Erik Staffeldt
		Title:	Vice President and Treasurer

Signature Page to Letter Agreement – Helix

GUARANTORS:

HELIX ROBOTICS SOLUTIONS INTERNATIONAL CORP.
By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Vice President and Treasurer

HELIX ENERGY SOLUTIONS (U.K.) LIMITED
By:	/s/ Ken Neikirk
	Name:	Ken Neikirk
	Title:	Director

KOMMANDOR LLC
By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Vice President and Treasurer

HH
HELIX SUBSEA CONSTRUCTION, INC.
By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Vice President and Treasurer

HELIX ALLIANCE DECOM, LLC
By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Vice President and Treasurer

Signature Page to Letter Agreement – Helix

ALLIANCE-TRITON GOM HOLDINGS LLC
By:	Helix Alliance Decom, LLC, its sole member

	By:	/s/ Erik Staffeldt
		Name:	Erik Staffeldt
		Title:	Vice President and Treasurer

ALLIANCE MARITIME HOLDINGS, LLC WHITNEY CLARE HOLDINGS, LLC ALLIANCE INDUSTRY HOLDINGS, LLC
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

	By:	/s/ Erik Staffeldt
		Name:	Erik Staffeldt
		Title:	Vice President and Treasurer

ALLIANCE SPECIAL VENTURES HOLDINGS LLC
By:	Whitney Clare Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

	By:	/s/ Erik Staffeldt
		Name:	Erik Staffeldt
		Title:	Vice President and Treasurer

Signature Page to Letter Agreement – Helix